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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-73169 of NS Group, Inc. on Form S-8 of our report dated May 23, 2003, relating to the financial statements of the Newport Steel Corporation Hourly Employees' Retirement Savings Plan as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 11-K of the Newport Steel Corporation Hourly Employees' Retirement Savings Plan for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
June 27, 2003